STOCKHOLDER AGREEMENT

This Stockholder Agreement (this “Agreement”) is dated as of December 10, 2008, by and among SCM Microsystems, Inc., a Delaware corporation (“Parent”), the persons signing under the heading “Management Stockholders” on the signature page hereto (each a “Management Stockholder”) and the persons signing under the heading “Other Stockholders” on the signature page hereto (each an “Other Stockholder” and together with the Management Stockholders, each a “Stockholder”).

WHEREAS, Parent, Hirsch Electronics Corporation, a California corporation (the “Company”), and certain other parties thereto have entered into that certain Agreement and Plan of Merger dated as of December 10, 2008 (the “Merger Agreement”), pursuant to which, among other things, through a two-step merger the Company will become a wholly-owned subsidiary of Parent and be transformed into a new Delaware limited liability company (the “Merger”).

WHEREAS, the Stockholder currently is the holder of shares of the common stock, no par value per share, of the Company, which shares at the Effective Time (as defined in the Merger Agreement) will be converted into cash, shares of the common stock, par value $0.001 per share, of Parent (“Parent Common Stock”) and warrants to purchase shares of Parent Common Stock pursuant to the terms of the Merger Agreement.

WHEREAS, as an inducement for and a condition to Parent agreeing to enter into the Merger Agreement and in consideration of the transactions contemplated by the Merger Agreement, concurrently with the execution of the Merger Agreement, each of the Stockholders has agreed to enter into this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual premises, representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Definitions. Capitalized terms used and not otherwise defined herein but which are defined in the Merger Agreement shall have the meanings ascribed to them in the Merger Agreement, unless the context clearly indicates otherwise. The following terms, as used herein, have the following meanings:

“Acquisition Transaction” means any merger, reorganization, recapitalization, consolidation, share exchange, business combination or other similar transaction involving Parent or any of its Subsidiaries.

“Affiliate” means, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person.

“Beneficial Owner” has the meaning set forth in Rule 13d-3 under the Exchange Act, and derivative terms such as “Beneficially Own,” “Beneficially Owned,” and “Beneficially Ownership” shall be given corresponding meanings.

“Business Day” means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by Law to be closed in the states of New York, California, or the country of Germany.

“control,” including the terms “controlled by” and “under common control with,” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, as trustee or executor, as general partner or managing member, by contract or otherwise, including the ownership, directly or indirectly, of securities having the power to elect a majority of the board of directors or similar body governing the affairs of such Person

“DGCL” means the Delaware General Corporation Law.

“Director” means a member of Parent Board.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Group” means a group within the meaning of Section 13(d)(3) of the Exchange Act.

“Parent Board” means the board of directors of Parent.

“Person” means an individual, corporation, partnership, limited liability company, limited liability partnership, syndicate, person, trust, association, organization or other entity, including any governmental entity, and including any successor, by merger or otherwise, of any of the foregoing.

“Shares” means (i) any shares of Parent Common Stock and any other securities of Parent, including, options, warrants (including the New Acquiror Warrants) and rights, and any other securities that are convertible, exercisable or exchangeable for shares of Parent Common Stock (including shares of the capital stock of the Company that will be converted into securities of Parent as a result of the Merger), in each case, that are Beneficially Owned by a Stockholder as of immediately after the Effective Time and (ii) any shares of Parent Common Stock or other securities of Parent that are or become Beneficially Owned or acquired by a Stockholder or any of its Affiliates in any capacity or form after the Effective Time and prior to the termination of this Agreement, whether upon the exercise of options, warrants (including the New Acquiror Warrants) or rights, the conversion or exchange of convertible or exchangeable securities, or by means of purchase, dividend, distribution, split-up, recapitalization, merger, reorganization, consolidation, combination, exchange of shares or the like, gift, bequest, inheritance or as a successor in interest in any capacity or otherwise.

“Subsidiary” means, with respect to any Person, any other Person controlled by such first Person, directly or indirectly, through one or more intermediaries. All references in this Agreement to the Subsidiaries of a Person shall be deemed to include all direct and indirect Subsidiaries of such Person.

“Transfer” means (i) offer for sale, sell, transfer, tender, pledge, encumber, assign or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to, or consent to the offer for sale, sale, transfer, tender, pledge, encumbrance, assignment or other disposition of, any security or any interest therein; (ii) grant any proxies or powers of attorney with respect to any security or deposit any security into a voting trust or enter into a voting agreement with respect to any security.

2. Effective Date. This Agreement shall automatically and immediately become effective at, and not before, the Effective Time, as such term is defined in the Merger Agreement. Notwithstanding any other provision of this Agreement, if the Merger Agreement is terminated, this Agreement shall not become effective, shall have no force or effect, and shall be null and void.

3. Representations and Warranties of the Stockholder. Each Stockholder represents and warrants to Parent that:

a. Ownership of Shares. Stockholder will be as of the Effective Time the sole record and Beneficial Owner of the number of Shares listed on Schedule 3.1(a) opposite such Stockholder’s name and such Shares constitute all of the shares of capital stock or other voting securities of Parent held (or that will be held) of record or Beneficially Owned by such Stockholder as of the date hereof, subject to update pursuant to the last sentence of this Section 3.1(a). Stockholder has sole voting power and sole power of disposition, sole power of conversion, sole power to demand appraisal rights and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of the Shares with no limitations, qualifications or restrictions on such rights, subject to applicable securities laws, and the terms of this Agreement. Stockholder will promptly provide written notice to Parent in the event the Stockholder acquires Beneficial Ownership of any additional Shares after the date hereof and a description thereof, and Schedule 3.1(a) shall be updated to reflect such acquisitions, and the representations made in this Section 3.1(a) shall apply to such updated Schedule as of the date of any such acquisition.

b. Authorization; Binding Agreement. Stockholder has the legal capacity, power and authority to enter into and perform all of Shareholder’s obligations under this Agreement. The execution, delivery and performance of this Agreement by Stockholder has been duly authorized by all necessary action. This Agreement has been duly and validly executed and delivered by Stockholder and constitutes a valid and binding agreement of Shareholder, enforceable against Stockholder in accordance with its terms, subject to any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditors’ rights generally or to general principles of equity.

c. No Conflict. The execution, delivery and performance of this Agreement by the Stockholder does not and will not violate, conflict with, result in a breach of, or constitute a default (or an event that, without the giving of notice or the lapse of time, or both, would constitute a default) under (a) formation documents, if any, of the Stockholder, (b) any applicable law, rule, regulation, judgment, injunction, order or decree binding upon the Stockholder or any of its assets or properties, except for any such violations which would be immaterial to Parent or the Stockholder, or (c) any agreement or other instrument binding upon such Stockholder.

4. Standstill. From and after the date of this Agreement until the third (3rd) anniversary of the Closing Date (the “Standstill Period”), each Stockholder agrees that it shall not, and shall cause its Affiliates not to, except within the terms of a specific written consent from Parent, (i) propose or disclose an intent to propose, or enter into or agree to enter into, singly or with any other Person or directly or indirectly, or encourage others to propose or enter into, any Acquisition Transaction or any other form of restructuring, merger, tender offer, recapitalization or similar transaction with respect to Parent or any of its Subsidiaries, (ii) acquire, or offer, propose or agree to acquire, by purchase or otherwise, record or Beneficial Ownership of any securities of Parent or any of its Subsidiaries, if, as a result thereof, such Stockholder, together with its Affiliates and any members of a Group in which such Stockholder is a member, would, in the aggregate, Beneficially Own shares of Parent Common Stock representing more than 10% of the total then outstanding shares of Parent Common Stock; provided, however, that for purposes of this Section 4, the Stockholders shall not be deemed a Group based solely upon being parties to this Agreement and performing their obligations hereunder, (iii) make, encourage or in any way participate in, any solicitation of proxies with respect to any voting securities of Parent or any of its Subsidiaries (including by the execution of action by written consent), encourage or become a participant in any election contest with respect to Parent or any of its Subsidiaries, seek to encourage or influence any Person with respect to any such voting securities or demand a copy of the list of the stockholders or other books and records of Parent or any of its Subsidiaries, (iv) participate in or encourage the formation of any partnership, syndicate or other group which owns or seeks or offers to acquire Beneficial Ownership of any such voting securities or which seeks to affect control of Parent or any of its Subsidiaries or has the purpose of circumventing any provision of this Agreement, or (v) otherwise act, alone or in concert with others (including by providing financing for another Person), to seek or to offer to control or influence, in any manner, the management, the Board or policies of Parent or any of its Subsidiaries. For the avoidance of doubt, the restrictions on the acquisition of additional securities set forth in this Section 4.1 shall not (A) apply to participation by the Stockholder in issuances of securities pursuant to the granting or exercise of employee stock options or other stock incentives pursuant to Parent’s stock incentive plans, (B) restrict the ability of any member of the Parent Board of Directors who is affiliated with any Stockholder from performing his or her duties as a director of Parent and acting in his or her capacity as a director of Parent, including without limitation, carrying out his or her fiduciary duties to the stockholders of Parent, or (C) apply to the exercise of any Acquiror Warrants held by Stockholder.

5. Lock-Up; Transfers.

a. Each of the parties set forth on Schedule 5(a) attached hereto (each, a “Locked-Up Party”) hereby agrees that, without the prior written consent of Parent, he, she or it shall not from and after the date of this Agreement until the second (2nd) anniversary of the Closing Date (the “Lock-Up Period”), directly or indirectly Transfer any Shares received by such Locked-Up Party pursuant to the Merger, and shall not (i) offer, pledge, sell or contract to sell any option or contract to purchase any of such Shares; (ii) contract to purchase or purchase any option or contract to sell any of such Shares; (iii) grant any option, right or warrant for the sale of any of such Shares; (iv) lend or otherwise dispose of (or enter into any transaction or device designed to, or that could be expected to, result in the disposition by any person at any time in the future of) any of such Shares or securities convertible into or exercisable or exchangeable for Shares; or (v) enter into a swap or other derivatives transaction or agreement that transfers, in whole or in part (directly or indirectly), the economic consequences of ownership of any shares of such Shares, whether any such swap or transaction described in clauses (i) through (v) is to be settled by delivery of shares Parent Common Stock or other securities, in cash or otherwise, or (vi) announce his, her or its intention to do any of the foregoing (any of the transactions described in clauses (i) through (vi), a “Common Stock Transaction”); provided, that, subject to any other applicable restrictions, (i) after the one (1) year anniversary of the Closing Date, such Locked-Up Party may enter into a Common Stock Transaction with respect to up to 33.3% of the Shares received by such Locked-Up Party pursuant to the Merger, (ii) after the eighteen (18) month anniversary of Closing Date, such Locked-Up Party may enter into a Common Stock Transaction with respect to up to an additional 33.3% of the Shares received by such Locked-Up Party pursuant to the Merger, and (iii) after the two (2) year anniversary of Closing Date, such Locked-Up Party may enter into a Common Stock Transaction with respect to up to any remaining Shares received by the Locked-Up Party pursuant to the Merger.

b. For the avoidance of doubt, nothing contained herein shall prevent a Locked-Up Party from, or restrict the ability of a Locked-Up Party to (i) exercise any options or other convertible securities granted under the Acquiror incentive plans or (ii) dispose of Shares which it Beneficially Owns (as such concept is defined pursuant to Rule 13d-3 of the Exchange Act) in connection with a transaction in which all other holders of Parent Common Stock are entitled to receive the same consideration for their shares of Shares as would be received by the Locked-Up Party.

c. Notwithstanding the foregoing, each Locked-Up Party shall be permitted to Transfer the Securities during the Lock-Up Period (i) as a bona fide gift or gifts, (ii) to any trust for the direct or indirect benefit of such Locked-Up Party or the immediate family of such Locked-Up Party, (iii) by will or intestate succession, provided that, in each case, (a) each transferee (or trustee, as applicable) executes an agreement in a form reasonably satisfactory to Parent pursuant to which such transferee agrees to be bound by each of the terms and provisions of this Agreement as if such transferee were a “Stockholder” and (b) any such Transfer shall not involve a disposition for value. For purposes of this Section, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.

d. Each Locked-Up Party agrees that it will not request that Parent or Parent’s transfer agent register the transfer (book-entry or otherwise) of any certificate or uncertificated interest representing any Shares. In furtherance of the foregoing, the Parent, and any transfer agent for the registration or transfer of the shares of Parent Common Stock, are hereby authorized to decline to make any transfer of the shares of Shares if such transfer would constitute a violation or breach of this Agreement.

6. Election of Directors.

a. Subject to applicable law and stock exchange and securities market rules and except as otherwise expressly provided herein, from and after the date of this Agreement until the third (3rd) anniversary of the Closing Date, at each meeting of the stockholders of Parent, or in any written consent, the purpose of electing directors of Parent (and at any other time at which the stockholders of Parent shall have the right to elect directors of Parent), each Stockholder hereby irrevocably agrees to vote or cause to be voted, all Shares for which such Stockholder is entitled to vote or other shares for which such Stockholder has the right to vote or direct the voting, in each case as of the applicable record date and/or meeting date of such meeting or as of the date of the written consent, and take or cause to be taken such other actions, as may be required from time to time to: (i) elect any director nominee that is recommended by a majority of the Parent Board or the nominating committee thereof, (ii) remove any director in the manner allowed by law and Parent governing documents when such removal is requested for any reason, with or without cause, by a majority of the Parent Board or the nominating committee thereof, or (iii) oppose the removal of any director unless such removal is in the manner allowed by law and Parent’s governing documents and is requested, approved or recommended by a majority of the Parent Board or the nominating committee thereof; provided, that, at any time at which the stockholders of Parent have the right to elect directors of Parent and Larry Midland is nominated for election as a director of Parent, or such individual is a director of Parent and may be subject to a vote for removal, the Stockholders may vote in their discretion with respect to (but only with respect to) such individual regardless of the recommendation by a majority of the Parent Board or the nominating committee thereof; provided, further, that the obligations of this Section 6, shall terminate in the event that (i) Larry Midland is not nominated by the Parent Board for re-election at the 2009 annual meeting of stockholders of Parent, or (ii) Larry Midland is involuntarily removed without cause from the Parent Board, other that due to his resignation, death, disability or by the vote of the stockholders of Parent in which a majority of the shares of Parent Common Stock held by the former shareholders of the Company have voted for such removal for cause.

b. Stockholder hereby constitutes and appoints Parent, which shall act through any of its officers (the “Proxy Holder”), with full power of substitution, its true and lawful proxy and attorney-in-fact to vote in accordance with the provisions of Section 6(a) hereof at any meeting (and any adjournment or postponement thereof) of Parent’s stockholders called for purposes of considering any board nominations or elections described in Section 6(a) above, or to execute a written consent of stockholders in lieu of any such meeting, all Shares for which Stockholder is entitled to vote or for which Stockholder has the right to vote or direct the voting, as of the relevant record date or meeting date or written consent. Upon the request of Parent, Shareholder shall cause a similar proxy to be granted by any other record holder of any Shareholder Shares as to which Shareholder has a beneficial interest or the right to vote or direct the voting.

c. The proxy and power of attorney granted herein shall be irrevocable during the term of this Section 6, shall be deemed to be coupled with an interest sufficient in law to support an irrevocable proxy and shall revoke all prior proxies granted by Stockholder. Stockholder shall not grant any proxy to any person which conflicts with the proxy granted herein, and any attempt to do so shall be void. The power of attorney granted herein is a durable power of attorney and shall survive the death or incapacity of Stockholder.

d. If Stockholder fails for any reason to vote his, her or its Stockholder Shares in accordance with the requirements of Section 6(a) hereof, then the Proxy Holder shall have the right to vote the Shareholder Shares at any meeting of the Company’s shareholders and in any action by written consent of the Company’s shareholders in accordance with the provisions of Section 6(a) hereof. The vote of the Proxy Holder shall control in any conflict between a vote of such Shares by the Proxy Holder and a vote of such Shares by Stockholder.

e. The Stockholders shall take any and all actions and make all filings as required by and in compliance with applicable law and stock exchange and securities market rules, including Section 13(d) of the Exchange Act, resulting from and necessary to perform the obligations herein.

7. Restrictive Legend. Until transferred pursuant to Section 9(c)(i) or, if applicable, Section 9(c)(ii), each certificate representing Shares and any other securities issued upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event, shall be stamped or otherwise imprinted with legends in the following form (in addition to any other legends required under applicable securities laws):

“THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A STOCKHOLDER AGREEMENT BETWEEN THE STOCKHOLDER AND THE CORPORATION, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE CORPORATION AND MAY BE TRANSFERRED AND VOTED ONLY IN ACCORDANCE WITH CERTAIN TERMS AND RESTRICTIONS OF SUCH AGREEMENT.”

8. Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, or if by facsimile, upon written confirmation of receipt by facsimile, (b) on the first (1st) Business Day following the date of dispatch if delivered utilizing a recognized courier under circumstances in which such courier guarantees next-day delivery (except in the case of overseas delivery, in which case notice shall be deemed duly given on the third (3rd) Business Day following the date of dispatch if delivered utilizing a recognized international courier under circumstances in which such courier guarantees such delivery) or (c) on the earlier of confirmed receipt or the fifth Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid (except in the case of overseas delivery, in which case notice shall be deemed duly given on confirmed receipt if delivered by registered or certified mail, return receipt requested, postage prepaid). All notices hereunder shall be delivered to the addresses set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

(i) if to Parent:

SCM Microsystems, Inc.
Oskar-Messter-Straße 13,
85737, Ismaning Germany
Attention: Felix Marx
Facsimile: +49.89.9595.5170

with a copy (which shall not constitute notice) to:

Gibson, Dunn & Crutcher LLP
555 Mission Street, Suite 3000
San Francisco, California 94105
Attention: Michael L. Reed
Facsimile: 415.374.8459

(ii) if to Stockholder, to the address of s set forth on the signature page hereto.

9. Miscellaneous

a. Entire Agreement. This Agreement constitutes the entire agreement, and supersede all prior written agreements, arrangements, communications and understandings and all prior and contemporaneous oral agreements, arrangements, communications and understandings among the parties with respect to the subject matter hereof and thereof.

b. Amendments and Waivers. This Agreement may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing specifically designated as an amendment hereto, signed on behalf of Parent and Stockholders that hold a majority of the shares of Parent Common Stock held by all Stockholders at the time of such amendment. Any agreement on the part of a party to any waiver shall be valid only if set forth in a written instrument executed and delivered by such party. No failure or delay of any party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereunder are cumulative and are not exclusive of any rights or remedies which they would otherwise have hereunder.

c. Transferees. Each Stockholder agrees that this Agreement and the obligations hereunder shall attach to the Shares held by such Stockholder and shall be binding upon any person to whom legal or Beneficial Ownership of any such Shares shall pass, whether by Transfer, operation of law or otherwise, other than through a sale (i) on a stock exchange or similar market mechanism or (ii) pursuant to Section 5(b)(ii) hereof. Notwithstanding any Transfer of Stockholder Shares, the transferor shall remain liable for the performance of all of his, her or its obligations under this Agreement. At any time during the term of this Agreement, in the event of any permitted Transfer of Securities, other than through a sale on a stock exchange or similar market mechanism, each transferee (or trustee, as applicable) must execute an agreement in a form satisfactory to Parent pursuant to which such transferee agrees to be bound by each of the terms and provisions of this Agreement as if such transferee were a “Stockholder.”

d. Parties in Interest. Other than the parties and their respective successors and permitted assigns and the other parties to whom rights and remedies are expressly provided under this Agreement, this Agreement shall not create any third party beneficiary rights or remedies in any person.

e. Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

f. Interpretation; Definitions. When a reference is made in this Agreement to a Section, Article or Exhibit such reference shall be to a Section, Article or Exhibit of this Agreement unless otherwise indicated. The headings contained in this Agreement are for convenience of reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. The word “including” and words of similar import when used in this Agreement will mean “including, without limitation,” unless otherwise specified. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant thereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any statute defined or referred to herein means such statute as from time to time amended, modified or supplemented, including by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. References to a Person are also to its permitted successors and assigns. Each of the parties has participated in the drafting and negotiation of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement must be construed as if it is drafted by all of the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of authorship of any of the provisions of this Agreement.

g. Specific Performance. Each Stockholder agrees that Parent would suffer irreparable damage in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, Parent shall be entitled to specific performance of the terms hereof, including an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court, this being in addition to any other remedy to which such party is entitled at law or in equity. Each Stockholder hereby further waives (a) any defense in any action for specific performance that a remedy at law would be adequate and (b) any requirement under any law to post security as a prerequisite to obtaining equitable relief.

h. Governing Law. This Agreement shall be governed by, and construed in accordance with, the Laws of the State of Delaware, without regard to the conflicts of laws provisions thereof that would apply the laws of any other state.

i. Submission to Jurisdiction. Each of the parties irrevocably agrees that any legal action or proceeding arising out of or relating to this Agreement brought by any other party or its successors or assigns shall be brought and determined in any Delaware State or federal court sitting in the state of Delaware, and each of the parties hereby irrevocably submits to the exclusive jurisdiction of the aforesaid courts for itself and with respect to its property, generally and unconditionally, with regard to any such action or proceeding arising out of or relating to this Agreement and the transactions contemplated hereby. Each of the parties agrees not to commence any action, suit or proceeding relating thereto except in the courts described above in Delaware, other than actions in any court of competent jurisdiction to enforce any judgment, decree or award rendered by any such court in Delaware as described herein. Each of the parties further agrees that notice as provided herein shall constitute sufficient service of process and the parties further waive any argument that such service is insufficient. Each of the parties hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, (a) any claim that it is not personally subject to the jurisdiction of the courts in Delaware as described herein for any reason, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) that (i) the suit, action or proceeding in any such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

j. Waiver of Jury Trial. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

k. Severability. Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable Law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or portion of any provision in such jurisdiction, and this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

l. Stockholder Acknowledgment. Stockholder acknowledges and agrees that he has had the opportunity to consult legal counsel in regard to this Agreement, that he has read and understands this Agreement, that he is fully aware of its legal effect, and that he has entered into it freely and voluntarily and based on his own judgment and not on any representations, warranties or promises other than those contained in this Agreement.

m. Further Assurances. Each of the parties agrees to execute, acknowledge, deliver and perform, and cause to be executed, acknowledged, delivered and performed, at any time and from time to time, as the case may be, all such further acts, deeds, assignments, transfers, conveyances, powers of attorney and assurances as may be reasonably necessary to carry out the provisions or intent of this Agreement

n. Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party. This Agreement may be executed by facsimile signature and a facsimile signature shall constitute an original for all purposes.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the date first written above.

SCM MICROSYSTEMS, INC.

By:       /s/ Felix Marx

Felix Marx Chief Executive Officer

MANAGEMENT STOCKHOLDERS:

MIDLAND FAMILY TRUST EST JAN 29 2002

/s/ L. W. Midland

L.	W. MIDLAND, Trustee

Address:

1805 Jamaica Road
Costa Mesa, CA 92626

L W MIDLAND AS CUSTODIAN FOR ASHLEY MARIE MIDLAND UCGMA

/s/ L. W. Midland

L.	W. MIDLAND, Trustee

Address:

1805 Jamaica Road
Costa Mesa, CA 92626

L W MIDLAND AS CUSTODIAN FOR ALISON MIDLAND UCGMA

/s/ L. W. Midland

L.	W. MIDLAND, Trustee

Address:

1805 Jamaica Road
Costa Mesa, CA 92626

(signatures continued on next page)

L W MIDLAND AS CUSTODIAN FOR TAYLOR ANN MIDLAND UCGMA

/s/ L. W. Midland

L.	W. MIDLAND, Trustee

Address:

1805 Jamaica Road
Costa Mesa, CA 92626

L W MIDLAND AS CUSTODIAN FOR MADISON KATHLEEN MIDLAND UCGMA

/s/ L. W. Midland

L.	W. MIDLAND, Trustee

Address:

1805 Jamaica Road
Costa Mesa, CA 92626

/s/ Larry Midland

Name: Larry Midland

Address:

1805 Jamaica Road
Costa Mesa, CA 92626

MANAGEMENT STOCKHOLDERS:

/s/ John W. Piccininni

JOHN W. PICCININNI

Address:

47 Shearwater Pl.
Newport Beach, CA 92660

/s/ Robert P. Beliles, Jr.

ROBERT P. BELILES, JR.

Address:

29 Cherry Hills Dr.

Coto de Caza, CA 92679

/s/ Robert C. Zivney, Jr.

ROBERT C. ZIVNEY, JR.

Address:

18 MacKenzie Lane
Trabuco Canyon, CA 92679

ROBERT C. ZIVNEY & MARJORIE J. ZIVNEY TTEE U/A DTD JAN 10, 2008 ZIVNEY FAMILY TRUST

/s/ Robert C. Zivney, Jr., Trustee

ROBERT C. ZIVNEY, JR., Trustee /s/ Marjorie J. Zivney, Trustee

MARJORIE J. ZIVNEY, Trustee

Address:

18 MacKenzie Lane
Trabuco Canyon, CA 92679

OTHER STOCKHOLDERS:

MAURY POLNER AND VIVIAN A. POLNER, AS CO-TRUSTEES OF THE POLNER LIVING TRUST ESTABLISHED JUNE 8, 2000:

/s/ Maury Polner, Co-Trustee

MAURY POLNER, Co-Trustee

/s/ Vivian A. Polner, Co-Trustee

VIVIAN A. POLNER, Co-Trustee

Address:

44-647 S. Heritage Palms Dr.
Indio, CA 92201

MAURY POLNER AND VIVIAN A. POLNER, AS CO-TRUSTEES OF THE POLNER LIVING TRUST ESTABLISHED JUNE 8, 2000:

/s/ Maury Polner, Co-Trustee

MAURY POLNER, Co-Trustee

VIVIAN A. POLNER, Co-Trustee

Address:

44-647 S. Heritage Palms Dr.

Indio, CA 92201

/s/ Maury Polner

MAURY POLNER

/s/ Douglas J. Morgan

DOUGLAS J. MORGAN

Address:

7600 S. Rainbow Blvd., #1129
Las Vegas, NV 89139

PERFORMANCE STRATEGIES INC. PROFIT SHARING PLAN &

TRUST

/s/ Douglas J. Morgan

DOUGLAS J. MORGAN, Trustee

Address:

7600 S. Rainbow Blvd., #1129
Las Vegas, NV 89139

THE MAK FAMILY TRUST DTD 11/27/79

/s/ Eugene Y. K. Mak

EUGENE Y. K. MAK, Trustee

Address:

32681 Mediterranean Dr.

Dana Point, CA 92629

/s/ Eugene Y. K. Mak

EUGENE Y. K. MAK
PTC CUST IRA FBO EUGENE Y. K. MAK /s/ Eugene Y. K. Mak

EUGENE Y. K. MAK

Address:

32681 Mediterranean Dr.
Dana Point, CA 92629